                                                                 Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Senior Notes (Form S-3, No. 333-73012) of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc.; and the Folksamerica Holding Company 401(K) Savings and Investment Plan (Form S-8, No. 333- 82563), the Executive Bonus Plan of White Mountains (Form S-8, No. 333-89381), the Voluntary Deferred Compensation Plan of White Mountains (Form S-8, No. 333-89387), the White Mountains Long-Term Incentive Plan, the White Mountains Insurance Group Executive Savings Plan and the OneBeacon Insurance Executive Savings Plan (Form S-8, No. 333-83206), the OneBeacon Insurance Savings Plan (Form S-8, No. 333-68438) and the OneBeacon Insurance Supplemental Plan (Form S-8, No. 333-68460) of White Mountains Insurance Group, Ltd. of our report dated February 14, 2003, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 13, 2003